EXHIBIT 10(m)
Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is by and between Arrow Electronics, Inc., a New York corporation (the “Company”), and the undersigned director or corporate officer of the Company (the “Indemnitee”). Capitalized terms used in this Agreement shall have the meanings set forth in Appendix 1.
RECITALS
WHEREAS, in order to induce Indemnitee to provide, or continue to provide, services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;
WHEREAS, the Indemnitee may not be willing to continue to serve as a director or corporate officer, as applicable, of the Company without adequate protection;
WHEREAS, it is reasonable, prudent, and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law and the Company’s By-Laws so that Indemnitee will serve or continue to serve the Company free from undue concern that he or she will not be so indemnified.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and Indemnitee’s agreement to provide, or continue to provide, services to the Company, the Company and Indemnitee hereby agree as set forth below.
1.    Agreement to Indemnify.
(a)    Generally. If the Indemnitee is or was made or threatened to be made a party to, or is or was otherwise involved in, any Claim by reason of the Indemnitee’s Corporate Status or by reason of anything done or not done by the Indemnitee in such capacity, to the fullest extent permitted by law and subject to the terms and conditions of this Agreement, the Company shall:
(i)Indemnify and hold harmless the Indemnitee from all Expenses, judgments, fines, and amounts paid in settlement, including disbursements actually and necessarily incurred as a result of such Claim and any appeal related thereto (collectively, the “Indemnified Amounts”);

(ii)Advance all Expenses to the Indemnitee no later than ten (10) business days after the Indemnitee presents a written demand to the Secretary and a written undertaking executed and delivered by the Indemnitee in favor of the Company to repay amounts advanced to the Indemnitee if and to the extent (A) the Reviewing Party or a court of competent jurisdiction, as applicable, ultimately determines that the Indemnitee is not entitled to indemnification under this Agreement, or (B) where indemnification is granted, the Expenses so advanced exceed the indemnification to which the Indemnitee is entitled; and

(iii)Indemnify and hold harmless the Indemnitee from all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of a Claim to which the Indemnitee neither is, nor is threatened to be made, a party.
(b)    Limitations. The Indemnitee shall not be entitled to the benefits of indemnification or advancement of Expenses under Section 1(a) of this Agreement if and to the extent that:

(i)    Standard of Conduct. A judgment or other final adjudication establishes that (i) the Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty, and in either case, were material to the cause of action so adjudicated or (ii) the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled;
(ii)    Claims Initiated by Indemnitee. The Indemnitee initiates any Claim, unless the Board acting through a quorum of Disinterested Directors has authorized or consented to the initiation of such Claim;
(iii)    Duplicative Payments. The Indemnitee otherwise receives payment of the amounts indemnifiable hereunder from any insurance policy, the Charter, the By-Laws, any other agreement of the Company, or otherwise; or
(iv)    Prior Determination of Indemnification Eligibility. A Reviewing Party has previously determined that the Indemnitee would not be permitted to be indemnified under applicable law or the terms of this Agreement.
(c)    Indemnitee’s Agreement to Refund Advancements of Expenses. If the Reviewing Party or court of competent jurisdiction determines that the Indemnitee is not be permitted to be indemnified under this Agreement or applicable law, the Indemnitee shall, and does hereby agree to, reimburse the Company for any and all such amounts previously advanced to the Indemnitee under Section 1(a)(ii).
(d)    Determination of Entitlement.
(i)To receive indemnification under this Agreement, the Indemnitee shall first submit a written request therefor and supporting information and documentation to the Secretary (the “Indemnification Request”). The Indemnification Request shall include all information reasonably necessary for a Reviewing Party or court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification hereunder. Upon receipt by the Secretary of an Indemnification Request, the Secretary shall inform the Board, and the Board shall (A) select and notify the Reviewing Party and (B) coordinate the Reviewing Party’s review of the Indemnification Request. The Reviewing Party shall determine the Indemnitee’s eligibility for indemnification hereunder within sixty (60) days (or, in the event of any conflict with the By-Laws, such other period required in the By-Laws) of the Secretary’s receipt of the Indemnification Request, and promptly communicate such determination to the Indemnitee. To the extent the Reviewing Party determines that the Indemnitee is entitled to indemnification hereunder, the Company shall pay such indemnification in full to the Indemnitee within thirty (30) days after such determination.

(ii)If the Reviewing Party (A) has not made its determination within sixty (60) days (or such other period as specified in the fourth sentence of clause (d)(i) above, if applicable) of the Secretary’s receipt of the Indemnification Request or (B) determines that the Indemnitee is not entitled to indemnification in whole or in part, the Indemnitee shall have the right until the first (1st) anniversary of the Secretary’s receipt of the Indemnification Request to commence litigation in any court in the State of New York having subject matter jurisdiction, and in which venue is proper, to (x) obtain an initial determination or (y) challenge a determination of the Reviewing Party, as applicable. The Company hereby consents to service of process and to appear in any such proceeding. Otherwise, any determination by the Reviewing Party shall be conclusive and binding on the Company and the Indemnitee.

(iii)Notwithstanding anything in the foregoing to the contrary, if the Indemnitee commences proceedings in a court of competent jurisdiction to secure a determination of entitlement to indemnification, any adverse Reviewing Party determination shall not be binding, and the Indemnitee shall not be required to reimburse the Company for any advancement of Expenses, until a final, non-appealable judicial determination is made with respect thereto.
2.    Change in Control. If there is a Change in Control, then with respect to all matters arising thereafter concerning the rights of the Indemnitee to indemnity payments and advancements of Expenses under this Agreement, the Company shall act upon the legal advice, in the form of a written opinion, of Independent Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). In the event the parties are unable to agree upon Independent Counsel, the Independent Counsel shall be selected upon application to a court of competent jurisdiction. The Company shall pay the reasonable fees and expenses of any such Independent Counsel.
3.    Partial Indemnity. If a Reviewing Party or a court of competent jurisdiction conclusively determines that the Indemnitee is entitled to indemnification under this Agreement by the Company for a portion of the Indemnified Amounts but not, however, for the total amount, the Company shall indemnify the Indemnitee only for such portion to which the Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Claims or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
4.    Burden of Proof and Presumptions. In connection with any determination of the Indemnitee’s entitlement to indemnification hereunder, the Company shall have the burden of proof to establish that the Indemnitee is not entitled to indemnification. For purposes of this Agreement, the termination of any Claim, in any manner, shall not create a presumption that the Indemnitee is not entitled to indemnification. In addition, prior to the Indemnitee’s commencement of legal proceedings to secure a judicial determination that the Indemnitee should be indemnified hereunder, any adverse determination by the Reviewing Party shall not create a presumption that Indemnitee is not entitled to indemnification hereunder.
5.    Nonexclusivity. The right of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the By-Laws, Charter, the New York Business Corporation Law, or otherwise. If any change in the New York Business Corporation Law permits greater indemnification by agreement than would be afforded currently under the By-Laws, Charter and/or this Agreement, the parties agree that the Indemnitee shall have any greater benefits so afforded by such change.
6.    Liability Insurance. The Company shall use commercially reasonable efforts to maintain directors and officers liability insurance which provides the Indemnitee with coverage for any Expense, liability, or loss asserted by reason of the Indemnitee’s Corporate Status.
7.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights.
8.    Miscellaneous.
(a)Binding Effect and Duration. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and executors. All obligations of the Company contained herein in favor of the Indemnitee shall continue during the period the Indemnitee maintains a Corporate Status and shall continue thereafter so long as the Indemnitee shall be subject to any possible Claim (including any rights of appeal thereto and any Claim commenced by the Indemnitee pursuant to Section 1(d) of this Agreement) by reason of the Indemnitee’s Corporate Status.

(b)Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings, and agreements relating to the subject matter hereof between the parties hereto. If the Company and Indemnitee have previously entered into an indemnification agreement providing for indemnification of Indemnitee by the Company, the parties’ entry into this Agreement shall be deemed to amend and restate such Indemnification Agreement to read in its entirety as, and to be superseded by, this Indemnification Agreement.
(c)Severability. The provisions of this Agreement shall be severable in the event that any provision or part hereof of this Agreement is held by a court of competent jurisdiction to be invalid or otherwise unenforceable. The remaining provisions hereof shall not be in any way be impaired.
(d)Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto, all of which together will constitute one and the same instrument.
(e)Amendments and Waivers. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.
(f)Headings. The headings of sections of this Agreement are used for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
(g)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of laws.

The parties hereto have executed this Agreement as of ____________ __, ____.
ARROW ELECTRONICS, INC.
By: _______________________
Name: __________________
Title: __________________
INDEMNITEE
By: ____________________
Name: __________________
Signature Page to Indemnification Agreement

APPENDIX 1
DEFINED TERMS
“Agreement” has the meaning set forth in the first paragraph of this agreement.
“Board” means the board of directors of the Company.
“By-Laws” means the by-laws of the Company as amended from time to time.
“Change in Control” shall be deemed to have occurred if
(a)    any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities; or
(b)    during any period of two consecutive years: individuals who at the beginning of such period constitute the Board of the Company, together with any new director whose (A) election by the Board or (B) nomination for election by the Company’s shareholders, in either case, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were also directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or
(c)    the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(d)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.
“Charter” means the Company’s certificate of incorporation from time to time in effect.
“Claim” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Company to procure a judgment in its favor and an action by any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan, or other enterprise, arising on or after the date hereof from or in connection with the Indemnitee’s Corporate Status.
“Company” has the meaning set forth in this first paragraph of this Agreement.
“Corporate Status” describes the status of a person who is or was a director or corporate officer of the Company and who is made or threatened to be made a party to or is involved in any threatened,

pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether by or in the right of the Company or otherwise, by reason of the fact that such person, such person’s testator or intestate, is or was a director or corporate officer of the Company, or is serving or has served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company while such person is or was such a director or corporate officer.
“Disinterested Director” means a director of the Company who is not and was not a party to a Claim in respect of which indemnification is sought by the Indemnitee.
“Expenses” include reasonable attorney’s fees and all other costs, expenses, and obligations actually and reasonably incurred by the Indemnitee in connection with investigating, defending, or preparing to defend any Claim, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.
“Indemnification Request” has the meaning set forth in Section 1(d)(i) of this Agreement.
“Indemnified Amounts” has the meaning set forth in Section 1(a)(i) of this Agreement.
“Indemnitee” has the meaning set forth in the first paragraph of this Agreement.
“Independent Counsel” means an attorney or firm of attorneys experienced in matters of corporation law, selected in accordance with the provisions of Section 2, who shall not have otherwise performed services for the Company, any subsidiary of the Company, or the Indemnitee within the last five years (other than with respect to matters concerning the rights of indemnitees under indemnity agreements).
“Reviewing Party” means:
(a)    if no Change in Control has occurred:
(i)    The Board acting by a quorum of Disinterested Directors; or
(ii)    If either a quorum under clause (a)(i) above is not obtainable or if a quorum of Disinterested Directors of the Board so directs:
(A)    by the Board upon the opinion in writing of Independent Counsel advising whether the applicable standard of conduct has been met by the Indemnitee; or
(B)    by the shareholders of the Company; or
(b)    if a Change in Control has occurred, as set forth in Section 2 of this Agreement.
“Secretary” means the secretary of the Company.
“Voting Securities” means any securities which vote generally in the election of persons to the Board.